Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No.333-132348-01

October 9, 2007

HSBC Finance Corporation

New Issue Term Sheet

$738,700,000

HSBC Home Equity Loan Trust (USA) 2007-3

Issuing Entity

Closed-End Home Equity Loan Asset-Backed Certificates,

Series 2007-3

HSBC Home Equity Loan Corporation II

Depositor

HSBC Finance Corporation

Sponsor and Servicer

October 9, 2007

HSBC Securities (USA) Inc.

Lead Manager

Co-Managers

Banc of America Securities LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

Morgan Stanley & Co. Incorporated

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Important Information

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free at 1-866-811-8049.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities and will be superseded by any information contained in a base prospectus and prospectus supplement conveyed to you prior to the time of your contractual commitment to purchase any of the securities described herein. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This document is issued by HSBC Securities (USA) Inc. (“HSBC” and, together with its affiliates and subsidiaries, “HSBC Group”). Any member of the HSBC Group, in its capacity as principal or agent is involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading and brokerage) from which conflicting interests or duties may arise. Any member of the HSBC Group and/or its clients may have or have had interests or long or short positions in the securities or other financial instruments of the type referred to herein and may at any time make purchases and/or sales in them as principal or agent. Any member of the HSBC Group may act or have acted as market-maker in the securities or other financial instruments of the type discussed herein.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Contacts

HSBC

ABS Term Origination
Ted Hsueh Director	212-525-2303 ted.hsueh@us.hsbc.com

Stephen Lei Vice President	212-525-7580 stephen.lei@us.hsbc.com

Vishal Desai Analyst	212-525-8199 vishal.v.desai@us.hsbc.com

ABS Syndicate
Michael Banchik Senior Vice President	212-525-3399 michael.banchik@us.hsbc.com

Sang Han Associate	212-525-5628 sang.han@us.hsbc.com

ABS Trading
George Smith Managing Director	212-525-3786 george.smith@us.hsbc.com

ABS Structuring and Analytics
Januar Laude Director	212-525-6086 januar.laude@us.hsbc.com

Konstantin Babets Associate	212-525-4315 konstantin.babets@us.hsbc.com

Rating Agencies
Anthony Deshetler Moody’s	201-915-8306 anthony.deshetler@moodys.com

Bonnie-Lee Tillen S&P	212-438-2624 bonnie_tillen@standardandpoors.com

Kei Ishidoya Fitch	212-908-0238 kei.ishidoya@fitchratings.com

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

HSBC Home Equity Loan Trust (USA) 2007-3

Certificates

Class	Approximate Size ($)(1)	Coupon(2)(3)	Day Count	Exp. WAL (Call/Mat) (3)(4)	Exp Prin Win (Call/Mat) (3)(4)	Type	Exp. Ratings (Mdy/S&P/F)	Payment Delay Days
A-PT	450,000,000	1 m L+[ ]	Act/360	2.24/2.47	1-82/1-174	Pro Rata	Aaa/AAA/AAA	0
A-1	111,400,000	1 m L+[ ]	Act/360	0.80/0.80	1-20/1-20	Sequential	Aaa/AAA/AAA	0
A-2	36,300,000	1 m L+[ ]	Act/360	2.00/2.00	20-28/20-28	Sequential	Aaa/AAA/AAA	0
A-3	33,600,000	1 m L+[ ]	Act/360	3.00/3.00	28-54/28-54	Sequential	Aaa/AAA/AAA	0
A-4	36,900,000	1 m L+[ ]	Act/360	6.16/7.48	54-82/54-174	Sequential	Aaa/AAA/AAA	0
M-1	50,300,000	1 m L+[ ]	Act/360	5.05/5.68	43-82/43-150	Sequential	Aa1/AA+/AA+	0
M-2	20,200,000	1 m L+[ ]	Act/360	4.98/5.58	42-82/42-141	Sequential	Aa1/AA/AA	0

Final Scheduled Distribution Date: November 20, 2036

Notes:

(1)	The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2)	The Certificates will be subject to a Net Rate Cap as described herein.
(3)

The Certificates are priced to a 10% optional clean-up call (as a percentage of the aggregate initial principal amount of the Certificates). Margins on the Class A-PT, A-1, A-2, A-3 and A-4 Certificates are equal to two times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Margins on the Class M-1 and M-2 Certificates are equal to 1.5 times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date.

(4)	Based on the prepayment Pricing Speed as described below.

Offered Certificates:	The Class A-PT, A-1, A-2, A-3, A-4, M-1 and M-2 Certificates.

Pricing Speed:	100% PPC: 100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

Lead Manager:	HSBC Securities (USA) Inc.
(HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor).

Co-Managers:	Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

Expected Pricing Date:	On or about October 11, 2007.

Expected Closing Date:	On or about October 18, 2007.

Tax Status:	For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit (“REMIC”).

ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement. The Class M-1 and Class M-2 certificates are not ERISA eligible.

SMMEA Eligibility:	The Offered Certificates are not suitable investments for investors who require that the Offered Certificates be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Distribution Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in November 2007.

Issuing Entity:	HSBC Home Equity Loan Trust (USA) 2007-3.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Sellers and Subservicers:	Wholly-owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Company LLC.

Certificates:	Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 (the “Certificates”).

Certificate Group 1:	The Class A-PT Certificates.

Certificate Group 2:	The Class A-1, A-2, A-3 and A-4 Certificates.

Class A Certificates:	The Class A-PT, A-1, A-2, A-3 and A-4 Certificates.

Payment Delay Days:	0 days.

Residual Certificate:	The Issuing Entity will issue a Residual Certificate that will be initially retained by the Depositor.

Depositor:	HSBC Home Equity Loan Corporation II.

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”).

Trustee:	U.S. Bank National Association.

Administrator:	HSBC Bank USA, National Association.

Servicing Fee:	0.50% per annum of the outstanding principal balance of each Home Equity Loan as of the first day of the related Collection Period.

Cut-Off Date:	The close of business on September 26, 2007.

Home Equity Loans:	As of the Cut-Off Date, the Home Equity Loans consist of 6,386 closed-end, declining or fixed rate, fully amortizing Home Equity Loans with an aggregate principal balance of approximately $898,699,054 as of the Cut-Off Date. The Home Equity Loans are secured by first or second liens on one-to-four family residential properties. All of the Home Equity Loans are actuarial Home Equity Loans that provide for payments in monthly installments, including interest equal to one-twelfth of the applicable interest rate times the unpaid principal balance, with any remainder of the payment applied to principal and other amounts that are due.

For collateral statistics please see the “Description of the Cut-Off Date Collateral” below.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (i.e. settle flat, 0 delay days).

Collection Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on October 31, 2007.

Interest Accrual Period:	The Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the period beginning with the previous Distribution Date and ending on the day prior to such Distribution Date. For the first Distribution Date, the Interest Accrual Period will begin on the Closing Date and end on November 19, 2007.

Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Form of Offered Certificates:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

Optional Termination Date:	On the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Certificates falls below 10% of the aggregate principal balance of the Certificates on the Closing Date after giving effect to distributions on that Distribution Date

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

(such immediately following Distribution Date being referred to herein as the “Optional
Termination Date”) and on any Distribution date thereafter, the Servicer will have the option, by notice to the Trustee, to purchase the remaining Home Equity Loans from the Issuing
Entity, and if the Servicer shall not have delivered such notice, the Subservicers will have the option, by notice to the Trustee, to purchase the remaining Home Equity Loans from the
Issuing Entity, in which event each of the Subservicers shall repurchase the Home Equity
Loans sold by it. If on the Optional Termination Date neither the Servicer nor the Subservicers exercise their respective options, then with respect to any Interest Accrual Period relating to a
Distribution Date after the Optional Termination Date, the Offered Certificates will be subject to a Step-up Coupon as described below.

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any Home Equity Loan included in the assets of the Issuing Entity.

Compensating Interest:	The Servicer is obligated to offset the aggregate Prepayment Interest Shortfall for any
Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date. Any
Compensating Interest remitted by the Servicer for any Distribution Date will be considered to be part of the net interest collections, and hence, part of the Available Distribution Amount, for such Distribution Date.

Credit Enhancement:	1)	Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Offered Certificates and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional distributions of principal on the Offered Certificates.

	2)	Overcollateralization: The excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Offered Certificates represents overcollateralization which will absorb losses on the Home Equity Loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the Residual Certificate, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Offered Certificates as principal if the Interim Overcollateralization Amount is below the required level. This will reduce the principal balance of the Offered Certificates faster than the principal balance of the Home Equity Loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

	3)	Subordination: Distributions of interest will be made first concurrently to the Class A Certificates pro rata, then to the Class M-1 Certificates, and then to the Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” Distributions of principal will be made first to the Class A Certificates and then sequentially to the Class M-1 and Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” To the extent that funds available to pay interest and/or principal are insufficient, the classes of Offered Certificates with higher relative distribution priorities will receive distributions of interest and/or principal prior to the classes of Offered Certificates with lower relative distribution priorities, as described in further detail below under “Principal and Interest Distributions”.

Targeted Overcollateralization Amount:	With respect to any Distribution Date (x) prior to the Stepdown Date, an amount equal to
17.80% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 35.60% of the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, or (z) on or after the Stepdown Date and if a
Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Interim Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) (1) the aggregate principal balance of the Offered Certificates immediately prior to such Distribution Date minus (2) the principal collections received on the Home Equity Loans during the related Collection Period.

Interim Overcollateralization Deficiency:	With respect to any Distribution Date, the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Interim Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount:	With respect to any Distribution Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) the aggregate principal balance of the Offered Certificates (after taking into account any distributions of principal on such Distribution Date). The initial overcollateralization amount will be equal to approximately 17.80% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Stepdown Date:	The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later of (x) the Distribution Date in November 2010 and (y) the first Distribution Date on which the aggregate principal balance of the Class A Certificates (after taking into account any anticipated distributions of principal on such Distribution Date) is less than or equal to 48.70% of the aggregate principal balance of the Home Equity Loans as of the last day of the Collection Period.

Prepayment Interest Shortfall:	With respect to any Distribution Date and any Home Equity Loans that were prepaid in full in the related Collection Period, an aggregate amount equal to the excess, if any, of (x) thirty days’ interest on the aggregate outstanding principal balance of such Home Equity Loans at their respective net loan rates, over (y) the aggregate amount of interest actually remitted by the related borrowers in connection with such principal prepayments in full.

Trigger Event:	Will be in effect on any Distribution Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency Percentage for such Distribution Date equals or exceeds 11.50%, or (ii) the Cumulative Loss Percentage for such Distribution Date exceeds the percentage for such Distribution Date set forth below.

Two Payment Plus Delinquency Percentage:	With respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all Home Equity Loans that are (i) two (2) or more payments contractually delinquent, in bankruptcy or in foreclosure and (ii) REO Home Equity Loans, and the denominator of which is the aggregate principal balance of the Home Equity Loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Cumulative Loss Percentage Trigger:	With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Distribution Dates	Cumulative Loss Percentage
November 2010 – October 2011	5.70%
November 2011 – October 2012	9.75%
November 2012 – October 2013	12.80%
November 2013 and thereafter	14.70%

Applied Realized Loss Amount:	With respect to any Distribution Date on which either the Class M-1 or Class M-2 Certificates are outstanding, if after giving effect to all distributions on such Distribution Date, the aggregate principal balance of the Offered Certificates exceeds the aggregate principal balance of the Home Equity Loans, the principal balances of the Class M-1 and M-2 Certificates will be reduced by such excess, first to the Class M-2 Certificates, until such class has been reduced to zero; and second to the Class M-1 Certificates, until such class has been reduced to zero. Any such reduction will be an “Applied Realized Loss Amount.” If the principal balance of a class is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance after giving effect to such reduction. The principal balances of the Class A Certificates will not be reduced on account of the Applied Realized Loss Amounts even if the principal balances of the Class M-1 and M-2 certificates have been reduced to zero.

Unpaid Realized Loss Amount:	With respect to each Distribution Date and each of the Class M-1 and M-2 Certificates, after giving effect to any allocations of subsequent recoveries on or before such Distribution Date, the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to each such class on all previous Distribution Dates over (ii) the sum of (A) all increases in the principal balance of that class due to the allocation of subsequent recoveries to the principal balance of that class on or before such Distribution Date and (B) all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class M-1 and M-2 Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the principal balance of that class.

Certificate Group 1 Percentage:	With respect to any Distribution Date, the quotient, expressed as a percentage, of the aggregate principal balance of the Certificates in Certificate Group 1 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Certificate Group 2 Percentage:	With respect to any Distribution Date, the quotient, expressed as a percentage, of the aggregate principal balance of the Certificates in Certificate Group 2 immediately prior to such Distribution Date, divided by the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date.

Principal and Interest Distribution Priority:	On each Distribution Date, the Administrator will pay amounts on deposit in the collection account, to the extent of the Available Distribution Amount in the following order:

(I)      concurrently to the holders of each class of Class A Certificates, pro rata based on each class’ respective entitlement, the Current Interest and any Interest Carry Forward Amount for each such class and Distribution Date;

(II) to the holders of the Class M-1 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date; and

(III) to the holders of the Class M-2 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date.

On each Distribution Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

a) the Certificate Group 1 Percentage of the Principal Distribution Amount to the Class A-PT Certificates, until the principal balance thereof has been reduced to zero;

(b) the Certificate Group 2 Percentage of the Principal Distribution Amount as follows:

(i) first, to the holders of the Class A-1 Certificates until the principal balance thereof has been reduced to zero;

(ii) second, to the holders of the Class A-2 Certificates until the principal balance thereof has been reduced to zero;

(iii) third, to the holders of the Class A-3 Certificates until the principal balance thereof has been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(2) To the holders of the Class M-1 Certificates until the principal balance thereof has been reduced to zero; and

(3) To the holders of the Class M-2 Certificates until the principal balance thereof has been reduced to zero.

On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (I), (II) and (III) above, in the following amounts and order of priority:

(1) To the holders of the Class A Certificates, concurrently and pro rata as follows:

(a) the Certificate Group 1 Percentage of the Class A Principal Distribution Amount to the Class A-PT Certificates, until the principal balance thereof has been reduced to zero;

(b) the Certificate Group 2 Percentage of the Class A Principal Distribution Amount as follows:

(i) first, to the holders of the Class A-1 Certificates until the principal balance thereof has been reduced to zero;

(ii) second, to the holders of the Class A-2 Certificates until the principal balance thereof has been reduced to zero;

(iii) third, to the holders of the Class A-3 Certificates until the principal balance thereof has been reduced to zero; and

(iv) fourth, to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

(2) To the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the principal balance thereof has been reduced to zero; and

(3) To the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the principal balance thereof has been reduced to zero.

With respect to any Distribution Date, any Available Distribution Amount remaining following the distributions of interest pursuant to clauses (I), (II) and (III) above and the distribution of the Principal Distribution Amount as described above will be paid as follows:

(1) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

(2) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

(3) concurrently, to the holders of the Offered Certificates, the Net Rate Carryover Amounts for each such class and Distribution Date, pro rata based on each class’ respective Net Rate Carryover Amount; and

(4) to the holders of the Residual Certificates.

Monthly Excess Cashflow:	With respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of (i) interest distributions on the Offered Certificates pursuant to clauses (I), (II) and (III) above, and (ii) the principal collections for the related Collection Period.

Net Rate Cap:	With respect to each Distribution Date, a per annum rate equal to the weighted average of the net loan rates of the Home Equity Loans (adjusted as required by the Relief Act and/or any other federal, state or local regulation), in each case outstanding as of the first day of the related Collection Period, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Pass-Through Rate:	Each class of Offered Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

Formula Rate:	With respect to each class of the Offered Certificates and their respective Interest Accrual Period, a per annum rate equal to the sum of (a) 1-month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

Current Interest:	With respect to any Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the principal balance of such class of Certificates immediately prior to the Distribution Date at the applicable Pass-Through Rate.

Interest Carry Forward Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and any unpaid Interest Carry Forward Amount from the immediately preceding Distribution Date for such class of Certificates exceeded (ii) the amount of the actual distributions in respect of such amounts made to such class of Certificates on such immediately preceding Distribution Date plus (y) interest on such excess calculated for the related Interest Accrual Period at the related Pass-Through Rate.

Net Rate Carryover Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (i) the excess, if any, of interest accrued on such class of Certificates during the related Interest Accrual Period at the applicable Formula Rate over interest due on such class of Certificates at

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

the applicable Pass-Through Rate; (ii) any Net Rate Carryover Amount for such class remaining unpaid from the immediately preceding Distribution Date; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

Step-up Coupon:	If the optional termination right is not exercised by the Servicer or the Subservicers on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date following the Optional Termination Date, the margins on the Class A-PT, A-1, A-2, A-3 and A-4 Certificates will be equal to two times their related initial margins and the margins on the Class M-1 and M-2 Certificates will be equal to 1.5 times their related initial margins.

Available Distribution Amount:	The sum of (a) principal and net interest collections received on the Home Equity Loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity.

Principal Distribution Amount:	With respect to any Distribution Date, the sum of (a) the principal collections received on the Home Equity Loans during the related Collection Period plus (b) the Extra Principal Distribution Amount, if any, minus (c) for Distribution Dates occurring on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Extra Principal Distribution Amount:	With respect to any Distribution Date, the lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency.

Class A Principal Distribution Amount:	With respect to any Distribution Date, the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 48.70% and (ii) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (B) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 59.90% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount:	With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (3) the Class M-2 certificate principal balance immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 64.40% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Certificate Summary (To Call)

Class A-PT

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	14.61	4.42	3.06	2.24	1.59	1.17	0.83
First Principal Distribution Date	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07
Last Principal Distribution Date	Dec33	Aug20	Nov16	Aug14	Mar13	Aug10	Oct09
Principal Distribution Window (Months)	314	154	109	82	65	34	24

Class A-1

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.50	1.54	1.06	0.80	0.64	0.53	0.39
First Principal Distribution Date	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07
Last Principal Distribution Date	Aug22	Jan11	Dec09	Jun09	Feb09	Nov08	Jul08
Principal Distribution Window (Months)	178	39	26	20	16	13	9

Class A-2

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	16.52	3.93	2.68	2.00	1.58	1.28	0.91
First Principal Distribution Date	Aug22	Jan11	Dec09	Jun09	Feb09	Nov08	Jul08
Last Principal Distribution Date	Nov25	Jul12	Jan11	Feb10	Aug09	Apr09	Nov08
Principal Distribution Window (Months)	40	19	14	9	7	6	5

Class A-3

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	20.89	6.51	4.48	3.00	2.19	1.78	1.25
First Principal Distribution Date	Nov25	Jul12	Jan11	Feb10	Aug09	Apr09	Nov08
Last Principal Distribution Date	Mar31	Jun16	Oct13	Apr12	Apr10	Nov09	Mar09
Principal Distribution Window (Months)	65	48	34	27	9	8	5

Class A-4

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	25.48	11.67	8.20	6.16	3.96	2.44	1.70
First Principal Distribution Date	Mar31	Jun16	Oct13	Apr12	Apr10	Nov09	Mar09
Last Principal Distribution Date	Dec33	Aug20	Nov16	Aug14	Mar13	Aug10	Oct09
Principal Distribution Window (Months)	34	51	38	29	36	10	8

Class M-1

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.22	9.15	6.38	5.05	5.02	2.92	2.08
First Principal Distribution Date	Oct25	Jun12	Dec10	May11	Feb12	Aug10	Oct09
Last Principal Distribution Date	Dec33	Aug20	Nov16	Aug14	Mar13	Sep10	Nov09
Principal Distribution Window (Months)	99	99	72	40	14	2	2

Class M-2

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.23	9.15	6.38	4.98	4.58	2.92	2.09
First Principal Distribution Date	Oct25	Jun12	Dec10	Apr11	Nov11	Sep10	Nov09
Last Principal Distribution Date	Dec33	Aug20	Nov16	Aug14	Mar13	Sep10	Nov09
Principal Distribution Window (Months)	99	99	72	41	17	1	1

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Certificate Summary (To Maturity)

Class A-PT

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	14.70	4.77	3.35	2.47	1.77	1.17	0.83
First Principal Distribution Date	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07
Last Principal Distribution Date	Dec35	Aug31	Jun26	Apr22	Apr19	Aug10	Oct09
Principal Distribution Window (Months)	338	286	224	174	138	34	24

Class A-1

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	8.50	1.54	1.06	0.80	0.64	0.53	0.39
First Principal Distribution Date	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07	Nov07
Last Principal Distribution Date	Aug22	Jan11	Dec09	Jun09	Feb09	Nov08	Jul08
Principal Distribution Window (Months)	178	39	26	20	16	13	9

Class A-2

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	16.52	3.93	2.68	2.00	1.58	1.28	0.91
First Principal Distribution Date	Aug22	Jan11	Dec09	Jun09	Feb09	Nov08	Jul08
Last Principal Distribution Date	Nov25	Jul12	Jan11	Feb10	Aug09	Apr09	Nov08
Principal Distribution Window (Months)	40	19	14	9	7	6	5

Class A-3

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	20.89	6.51	4.48	3.00	2.19	1.78	1.25
First Principal Distribution Date	Nov25	Jul12	Jan11	Feb10	Aug09	Apr09	Nov08
Last Principal Distribution Date	Mar31	Jun16	Oct13	Apr12	Apr10	Nov09	Mar09
Principal Distribution Window (Months)	65	48	34	27	9	8	5

Class A-4

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	26.01	13.78	9.89	7.48	4.99	2.44	1.70
First Principal Distribution Date	Mar31	Jun16	Oct13	Apr12	Apr10	Nov09	Mar09
Last Principal Distribution Date	Dec35	Aug31	Jun26	Apr22	Apr19	Aug10	Oct09
Principal Distribution Window (Months)	58	183	153	121	109	10	8

Class M-1

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.49	10.19	7.19	5.68	5.52	6.58	4.36
First Principal Distribution Date	Oct25	Jun12	Dec10	May11	Feb12	Aug10	Oct09
Last Principal Distribution Date	Oct35	May29	Feb24	Apr20	Sep17	Mar17	Apr14
Principal Distribution Window (Months)	121	204	159	108	68	80	55

Class M-2

PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	23.49	10.15	7.16	5.58	5.06	4.99	3.60
First Principal Distribution Date	Oct25	Jun12	Dec10	Apr11	Nov11	Mar12	Dec10
Last Principal Distribution Date	Sep35	Jun28	Mar23	Jul19	Feb17	May15	Jan13
Principal Distribution Window (Months)	120	193	148	100	64	39	26

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Available Funds Schedule (1)

Period	Distribution Date	Class A-PT Cap (%)[2]	Class A-1 Cap (%)[2]	Class A-2 Cap (%)[2]	Class A-3 Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
1	20-Nov-07	9.17	9.13	9.14	9.16	9.20	9.27	9.33
2	20-Dec-07	10.09	10.07	10.03	10.05	10.09	10.17	10.24
3	20-Jan-08	9.81	9.83	9.73	9.75	9.79	9.87	9.94
4	20-Feb-08	9.87	9.92	9.75	9.77	9.82	9.90	9.96
5	20-Mar-08	10.62	10.73	10.45	10.47	10.52	10.61	10.68
6	20-Apr-08	10.00	10.16	9.80	9.82	9.87	9.95	10.03
7	20-May-08	10.40	10.65	10.16	10.18	10.23	10.32	10.39
8	20-Jun-08	10.14	10.47	9.86	9.88	9.93	10.02	10.09
9	20-Jul-08	10.55	11.02	10.21	10.24	10.29	10.38	10.46
10	20-Aug-08	10.29	10.90	9.91	9.94	9.99	10.08	10.16
11	20-Sep-08	10.38	11.17	9.94	9.97	10.02	10.11	10.19
12	20-Oct-08	10.81	11.90	10.30	10.33	10.39	10.48	10.57
13	20-Nov-08	10.55	11.94	10.00	10.03	10.08	10.18	10.26
14	20-Dec-08	11.00	12.93	10.36	10.39	10.45	10.55	10.64
15	20-Jan-09	10.75	13.29	10.06	10.09	10.15	10.24	10.33
16	20-Feb-09	10.86	14.42	10.09	10.12	10.18	10.28	10.37
17	20-Mar-09	12.14	18.04	11.20	11.23	11.30	11.41	11.51
18	20-Apr-09	11.09	19.78	10.15	10.18	10.24	10.34	10.44
19	20-May-09	11.59	29.93	10.52	10.55	10.61	10.72	10.82
20	20-Jun-09	11.34	118.97	10.21	10.24	10.31	10.41	10.51
21	20-Jul-09	11.87	0.00	10.82	10.61	10.68	10.79	10.90
22	20-Aug-09	11.64	0.00	10.88	10.30	10.37	10.48	10.58
23	20-Sep-09	11.80	0.00	11.41	10.34	10.41	10.52	10.62
24	20-Oct-09	12.36	0.00	12.54	10.71	10.79	10.91	11.01
25	20-Nov-09	12.15	0.00	13.20	10.40	10.47	10.59	10.70
26	20-Dec-09	12.75	0.00	15.48	10.78	10.86	10.98	11.09
27	20-Jan-10	12.55	0.00	18.52	10.47	10.54	10.66	10.78
28	20-Feb-10	12.78	0.00	29.34	10.50	10.58	10.70	10.82
29	20-Mar-10	14.42	0.00	0.00	11.67	11.75	11.88	12.01
30	20-Apr-10	13.28	0.00	0.00	10.88	10.64	10.77	10.89
31	20-May-10	14.02	0.00	0.00	11.67	11.03	11.17	11.29
32	20-Jun-10	13.88	0.00	0.00	11.82	10.72	10.85	10.97
33	20-Jul-10	14.70	0.00	0.00	12.92	11.11	11.25	11.38
34	20-Aug-10	14.60	0.00	0.00	13.44	10.79	10.92	11.05
35	20-Sep-10	15.01	0.00	0.00	14.80	10.82	10.96	11.09
36	20-Oct-10	15.98	0.00	0.00	17.57	11.22	11.37	11.50
37	20-Nov-10	82.72	0.00	0.00	131.31	35.21	36.58	37.84
38	20-Dec-10	83.10	0.00	0.00	131.35	35.92	37.32	38.61
39	20-Jan-11	78.17	0.00	0.00	123.00	34.34	35.68	36.91
40	20-Feb-11	75.98	0.00	0.00	119.00	33.92	35.24	36.46
41	20-Mar-11	81.79	0.00	0.00	127.58	37.03	38.47	39.81
42	20-Apr-11	51.45	0.00	0.00	78.47	25.05	25.92	26.73

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.
2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Available Funds Schedule Cont.(1)

Period	Distribution Date	Class A-PT Cap (%)[2]	Class A-1 Cap (%)[2]	Class A-2 Cap (%)[2]	Class A-3 Cap (%)[2]	Class A-4 Cap (%)[2]	Class M-1 Cap (%)[2]	Class M-2 Cap (%)[2]
43	20-May-11	34.67	0.00	0.00	50.94	18.77	19.31	21.67
44	20-Jun-11	32.85	0.00	0.00	48.02	18.03	18.85	24.15
45	20-Jul-11	33.26	0.00	0.00	48.38	18.49	20.46	25.04
46	20-Aug-11	31.55	0.00	0.00	45.65	17.77	20.91	24.32
47	20-Sep-11	30.93	0.00	0.00	44.53	17.64	22.23	24.41
48	20-Oct-11	31.34	0.00	0.00	44.91	18.09	24.65	25.30
49	20-Nov-11	30.25	0.00	0.00	48.46	17.38	24.13	24.57
50	20-Dec-11	31.25	0.00	0.00	58.62	17.82	25.00	25.46
51	20-Jan-12	30.24	0.00	0.00	69.78	17.12	24.26	24.71
52	20-Feb-12	30.23	0.00	0.00	93.55	16.99	24.32	24.79
53	20-Mar-12	32.31	0.00	0.00	161.08	18.01	26.06	26.57
54	20-Apr-12	30.22	0.00	0.00	474.07	16.72	24.43	24.92
55	20-May-12	31.22	0.00	0.00	0.00	17.28	25.30	25.82
56	20-Jun-12	30.21	0.00	0.00	0.00	16.81	24.54	25.05
57	20-Jul-12	31.21	0.00	0.00	0.00	17.46	25.41	25.94
58	20-Aug-12	30.20	0.00	0.00	0.00	16.98	24.64	25.17
59	20-Sep-12	30.20	0.00	0.00	0.00	17.06	24.69	25.23
60	20-Oct-12	31.20	0.00	0.00	0.00	17.71	25.57	26.13
61	20-Nov-12	30.20	0.00	0.00	0.00	17.21	24.79	25.34
62	20-Dec-12	31.20	0.00	0.00	0.00	17.86	25.66	26.24
63	20-Jan-13	30.20	0.00	0.00	0.00	17.35	24.88	25.45
64	20-Feb-13	30.20	0.00	0.00	0.00	17.42	24.92	25.50
65	20-Mar-13	33.43	0.00	0.00	0.00	19.35	27.64	28.29
66	20-Apr-13	30.20	0.00	0.00	0.00	17.54	25.00	25.60
67	20-May-13	31.21	0.00	0.00	0.00	18.18	25.88	26.50
68	20-Jun-13	30.20	0.00	0.00	0.00	17.65	25.08	25.70
69	20-Jul-13	31.22	0.00	0.00	0.00	18.29	25.96	26.60
70	20-Aug-13	30.21	0.00	0.00	0.00	17.75	25.16	25.79
71	20-Sep-13	30.22	0.00	0.00	0.00	17.81	25.20	25.84
72	20-Oct-13	31.23	0.00	0.00	0.00	18.45	26.08	26.75
73	20-Nov-13	30.23	0.00	0.00	0.00	17.90	25.27	25.93
74	20-Dec-13	31.24	0.00	0.00	0.00	18.54	26.15	26.84
75	20-Jan-14	30.24	0.00	0.00	0.00	17.99	25.34	26.02
76	20-Feb-14	30.24	0.00	0.00	0.00	18.03	25.38	26.06
77	20-Mar-14	33.49	0.00	0.00	0.00	20.00	28.13	28.90
78	20-Apr-14	30.26	0.00	0.00	0.00	18.11	25.44	26.14
79	20-May-14	31.27	0.00	0.00	0.00	18.75	26.33	27.06
80	20-Jun-14	30.27	0.00	0.00	0.00	18.18	25.51	26.23
81	20-Jul-14	31.29	0.00	0.00	0.00	18.82	26.39	27.14
82	20-Aug-14	30.29	0.00	0.00	0.00	18.25	25.57	26.31

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.
2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Description of the Cut-Off Date Collateral

Summary
Cut-Off Date Loan Principal Balance	$898,699,054
Aggregate Number of Loans	6,386
Average Original Loan Principal Balance	$143,759
Average Cut-Off Date Loan Principal Balance	$140,730
Weighted Average Original LTV	87.34%
Weighted Average Interest Rate	8.755%
Weighted Average Remaining Term to Stated Maturity (months)	301
Weighted Average Seasoning (months)	16
Weighted Average FICO Credit Score	629
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	100.00%
— Second	0.00%
Occupancy Type — Primary	100.00%
Geographical Distribution—Top 3 States
- Virginia	11.08%
- Florida	8.09%
- Pennsylvania	7.08%
Number of States	45
Loans with Prepayment Penalties	62.10%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Original Principal Balances of the Home Equity Loans

Original Principal Balances ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	457	15,635,387	1.74	9.804	70.15	644
50,000.01 - 100,000.00	1,954	143,560,611	15.97	9.354	85.83	635
100,000.01 - 150,000.00	1,530	185,640,476	20.66	8.961	88.52	626
150,000.01 - 200,000.00	996	169,256,800	18.83	8.672	87.32	628
200,000.01 - 250,000.00	648	141,679,885	15.76	8.503	87.27	631
250,000.01 - 300,000.00	427	114,256,939	12.71	8.405	88.04	628
300,000.01 - 350,000.00	206	65,291,245	7.27	8.310	87.90	633
350,000.01 - 400,000.00	122	44,790,333	4.98	8.396	88.66	623
400,000.01 and above	46	18,587,378	2.07	8.468	92.96	621

Total	6,386	898,699,054	100.00	8.755	87.34	629

As of the Cut-Off Date, the average original principal balance of the home equity loans was approximately $143,759 and the maximum original principal balance was approximately $457,352.

Cut-Off Date Principal Balances of the Home Equity Loans

Cut-Off Date Principal Balance ($)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Weighted Average Interest Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
Up to 50,000.00	532	19,240,711	2.14	9.743	70.47	647
50,000.01 - 100,000.00	1,978	149,589,688	16.65	9.316	85.88	634
100,000.01 - 150,000.00	1,515	188,409,115	20.96	8.949	88.66	626
150,000.01 - 200,000.00	977	169,714,198	18.88	8.646	87.25	628
200,000.01 - 250,000.00	632	140,930,636	15.68	8.513	87.49	630
250,000.01 - 300,000.00	399	108,367,572	12.06	8.382	88.11	629
300,000.01 - 350,000.00	201	64,638,385	7.19	8.333	88.11	632
350,000.01 - 400,000.00	126	47,157,522	5.25	8.410	89.49	624
400,000.01 and above	26	10,651,228	1.19	8.508	92.65	618

Total	6,386	898,699,054	100.00	8.755	87.34	629

As of the Cut-Off Date, the average principal balance of the home equity loans was approximately $140,730, and the maximum principal balance was approximately $447,754.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Interest Rates of the Home Equity Loans

Interest Rate (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original FICO Score
7.000 - 7.999	1,138	201,040,157	22.37	176,661	74.46	656
8.000 - 8.999	2,201	358,981,826	39.94	163,099	86.52	626
9.000 - 9.999	2,101	258,202,588	28.73	122,895	96.14	625
10.000 - 10.999	726	66,957,161	7.45	92,227	95.36	594
11.000 - 11.999	176	10,839,531	1.21	61,588	92.66	590
12.000 - 12.999	40	2,466,682	0.27	61,667	94.87	572
13.000 - 13.999	4	211,110	0.02	52,777	90.11	598

Total	6,386	898,699,054	100.00	140,730	87.34	629

As of the Cut-Off Date, the weighted average interest rate of the home equity loans was 8.755% per annum.

Original Loan-to-Value Ratios of the Home Equity Loans

Original Loan-to-Value Ratio (%)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original FICO Score
0.01 to 30.00	114	6,221,872	0.69	54,578	8.360	650
30.01 to 40.00	108	8,815,633	0.98	81,626	8.189	632
40.01 to 50.00	153	15,407,508	1.71	100,703	8.171	635
50.01 to 60.00	279	32,965,587	3.67	118,156	8.098	638
60.01 to 70.00	349	48,538,189	5.40	139,078	7.980	632
70.01 to 80.00	1,001	122,440,332	13.62	122,318	8.468	627
80.01 to 90.00	1,064	178,147,541	19.82	167,432	8.238	626
90.01 to 100.00	1,925	294,106,279	32.73	152,782	8.860	627
100.01 to 105.86	1,393	192,056,114	21.37	137,872	9.652	634

Total	6,386	898,699,054	100.00	140,730	8.755	629

As of the Cut-Off Date, the weighted average original loan-to-value ratio of the home equity loans was 87.34%.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Geographic Distribution of Mortgaged Properties of the Home Equity Loans

State	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Virginia	580	99,545,278	11.08
Florida	395	72,743,022	8.09
Pennsylvania	539	63,623,784	7.08
New York	410	59,500,463	6.62
Maryland	212	44,635,267	4.97
Texas	616	43,893,403	4.88
California	202	43,013,800	4.79
New Jersey	206	40,585,168	4.52
Massachusetts	144	31,338,333	3.49
Ohio	283	29,850,828	3.32
Arizona	144	27,687,015	3.08
Illinois	209	23,643,455	2.63
Washington	120	22,070,334	2.46
North Carolina	183	21,362,696	2.38
Indiana	197	21,069,605	2.34
Missouri	176	19,644,414	2.19
Oregon	99	17,991,026	2.00
Kentucky	157	16,642,126	1.85
Minnesota	96	15,782,547	1.76
Connecticut	75	15,161,448	1.69
Wisconsin	122	14,900,779	1.66
Michigan	112	13,902,750	1.55
Georgia	109	13,813,498	1.54
Oklahoma	121	9,970,154	1.11
Delaware	56	9,574,344	1.07
Louisiana	78	8,356,042	0.93
New Hampshire	41	7,796,371	0.87
Hawaii	26	7,195,864	0.80
Tennessee	59	7,069,264	0.79
Kansas	66	7,029,613	0.78
South Carolina	53	6,972,781	0.78
Colorado	43	6,855,272	0.76
Iowa	81	6,341,848	0.71
Rhode Island	27	6,203,974	0.69
West Virginia	62	6,064,889	0.67
Nevada	23	5,727,982	0.64
Alabama	51	5,511,733	0.61
Nebraska	54	5,295,039	0.59
New Mexico	40	4,851,384	0.54
Maine	31	4,315,498	0.48
Idaho	29	3,757,306	0.42
Utah	17	2,325,948	0.26
Wyoming	18	2,317,329	0.26
South Dakota	15	1,479,448	0.16
Vermont	9	1,285,931	0.14

Total:	6,386	898,699,054	100.00

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Occupancy Type of the Home Equity Loans

Occupancy Type	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
Primary	6,386	898,699,054	100.00

Total	6,386	898,699,054	100.00

Lien Priority of the Home Equity Loans

Lien Priority	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
First Lien	6,386	898,699,054	100.00

Total	6,386	898,699,054	100.00

Original Term to Maturity of the Home Equity Loans

Original Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	52	1,843,024	0.21
61 – 120	352	21,249,956	2.36
121 – 180	730	66,085,810	7.35
181 – 240	729	80,127,983	8.92
241 – 300	898	118,132,315	13.14
301 – 360	3,625	611,259,966	68.02

Total	6,386	898,699,054	100.00

As of the Cut-Off Date, the weighted average original term to maturity of the home equity loans was approximately 317 months.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Remaining Term to Maturity of the Home Equity Loans

Remaining Term to Maturity (Months)	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
1 – 60	67	2,459,281	0.27
61 – 120	365	22,761,990	2.53
121 – 180	723	65,732,754	7.31
181 – 240	826	88,884,312	9.89
241 – 300	898	125,754,773	13.99
301 – 360	3,507	593,105,944	66.00

Total	6,386	898,699,054	100.00

As of the Cut-Off Date, the weighted average remaining term to maturity of the home equity loans was approximately 301 months.

Year of Origination of the Home Equity Loans

Year of Origination	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)
2005	342	50,357,622	5.60
2006	6,044	848,341,433	94.40

Total	6,386	898,699,054	100.00

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

FICO Credit Scores (1)(2)

FICO Credit Score	Number of Home Equity Loans	Aggregate Principal Balance ($)	Percent of Home Equity Loans by Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Interest Rate (%)	Weighted Average Original Loan-to-Value Ratio (%)
500 - 540	511	71,762,724	7.99	140,436	8.999	85.86
541 - 580	1,023	143,892,641	16.01	140,658	8.997	87.17
581 - 620	1,313	195,397,799	21.74	148,818	8.923	87.89
621 - 660	1,405	205,421,188	22.86	146,207	8.857	88.79
661 - 700	1,212	166,859,355	18.57	137,673	8.524	87.32
701 - 740	580	75,967,979	8.45	130,979	8.325	86.94
741 - 780	278	32,892,923	3.66	118,320	7.915	83.15
781 - 820	64	6,504,445	0.72	101,632	7.685	71.86

Total	6,386	898,699,054	100.00	140,730	8.755	87.34

As of the Cut-Off Date, the weighted average FICO Credit Score at origination of the home equity loans was 629.

(1)

HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)

“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Modeling Assumptions

	Current Balance ($)	Gross Coupon (%)	Servicing (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Next Payment Date
1	23,092,980	8.990	0.50	8.490	110	94	October 2007
2	66,085,810	8.810	0.50	8.310	176	160	October 2007
3	80,127,983	8.838	0.50	8.338	236	220	October 2007
4	118,132,315	8.933	0.50	8.433	293	277	October 2007
5	611,259,966	8.696	0.50	8.196	355	339	October 2007

•

the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan

•

there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table, except where specified otherwise

•	there is no interest shortfall in any month

•

the Collection Period is the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on October 31, 2007.

•	payments on the Certificates will be received on the 20th day of each month, commencing in November 2007

•	payments on the home equity loans earn no reinvestment return

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program

•	there are no additional ongoing issuing entity expenses payable out of the issuing entity

•	the Certificates will be purchased on October 18, 2007

•

the pass-through margins for the Class A-PT, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Certificates are 1.20% per annum, 0.90% per annum, 0.95% per annum, 1.10% per annum, 1.45% per annum, 2.00% per annum and 2.50% per annum, respectively

•	1-month LIBOR remains constant at 5.125%, except where specified otherwise

•	with regards to the following tables, except where specified otherwise, the optional termination is not exercised

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the Class A-PT

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	98	82	74	66	58	50	33
October 2009	96	66	52	39	28	17	0
October 2010	93	51	34	20	8	0	0
October 2011	91	39	27	19	8	0	0
October 2012	88	31	21	14	8	0	0
October 2013	85	26	17	10	6	0	0
October 2014	81	22	13	8	4	0	0
October 2015	78	19	10	6	3	0	0
October 2016	74	16	8	4	2	0	0
October 2017	70	13	6	3	1	0	0
October 2018	66	11	5	2	*	0	0
October 2019	62	9	4	1	0	0	0
October 2020	57	8	3	1	0	0	0
October 2021	53	7	2	*	0	0	0
October 2022	48	5	2	0	0	0	0
October 2023	43	4	1	0	0	0	0
October 2024	38	4	1	0	0	0	0
October 2025	33	3	*	0	0	0	0
October 2026	30	2	0	0	0	0	0
October 2027	27	2	0	0	0	0	0
October 2028	24	1	0	0	0	0	0
October 2029	21	1	0	0	0	0	0
October 2030	18	*	0	0	0	0	0
October 2031	15	0	0	0	0	0	0
October 2032	12	0	0	0	0	0	0
October 2033	9	0	0	0	0	0	0
October 2034	5	0	0	0	0	0	0
October 2035	1	0	0	0	0	0	0
October 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	14.70	4.77	3.35	2.47	1.77	1.17	0.83
Weighted Average Life to Call (years)(2)(3)	14.61	4.42	3.06	2.24	1.59	1.17	0.83

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.
(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the Classes A-1

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	96	64	49	33	17	1	0
October 2009	92	33	6	0	0	0	0
October 2010	87	5	0	0	0	0	0
October 2011	82	0	0	0	0	0	0
October 2012	76	0	0	0	0	0	0
October 2013	70	0	0	0	0	0	0
October 2014	63	0	0	0	0	0	0
October 2015	56	0	0	0	0	0	0
October 2016	49	0	0	0	0	0	0
October 2017	42	0	0	0	0	0	0
October 2018	34	0	0	0	0	0	0
October 2019	25	0	0	0	0	0	0
October 2020	16	0	0	0	0	0	0
October 2021	7	0	0	0	0	0	0
October 2022	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	8.50	1.54	1.06	0.80	0.64	0.53	0.39
Weighted Average Life to Call (years)(2)(3)	8.50	1.54	1.06	0.80	0.64	0.53	0.39

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the Class A-2

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	7
October 2009	100	100	100	43	0	0	0
October 2010	100	100	13	0	0	0	0
October 2011	100	41	0	0	0	0	0
October 2012	100	0	0	0	0	0	0
October 2013	100	0	0	0	0	0	0
October 2014	100	0	0	0	0	0	0
October 2015	100	0	0	0	0	0	0
October 2016	100	0	0	0	0	0	0
October 2017	100	0	0	0	0	0	0
October 2018	100	0	0	0	0	0	0
October 2019	100	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0
October 2022	95	0	0	0	0	0	0
October 2023	66	0	0	0	0	0	0
October 2024	34	0	0	0	0	0	0
October 2025	1	0	0	0	0	0	0
October 2026	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	16.52	3.93	2.68	2.00	1.58	1.28	0.91
Weighted Average Life to Call (years)(2)(3)	16.52	3.93	2.68	2.00	1.58	1.28	0.91

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the A-3 Certificates

Outstanding(1) at the Following Percentages of the Prepayment Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	71	2	0
October 2010	100	100	100	19	0	0	0
October 2011	100	100	64	17	0	0	0
October 2012	100	89	28	0	0	0	0
October 2013	100	60	0	0	0	0	0
October 2014	100	34	0	0	0	0	0
October 2015	100	12	0	0	0	0	0
October 2016	100	0	0	0	0	0	0
October 2017	100	0	0	0	0	0	0
October 2018	100	0	0	0	0	0	0
October 2019	100	0	0	0	0	0	0
October 2020	100	0	0	0	0	0	0
October 2021	100	0	0	0	0	0	0
October 2022	100	0	0	0	0	0	0
October 2023	100	0	0	0	0	0	0
October 2024	100	0	0	0	0	0	0
October 2025	100	0	0	0	0	0	0
October 2026	84	0	0	0	0	0	0
October 2027	67	0	0	0	0	0	0
October 2028	49	0	0	0	0	0	0
October 2029	29	0	0	0	0	0	0
October 2030	6	0	0	0	0	0	0
October 2031	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	20.89	6.51	4.48	3.00	2.19	1.78	1.25
Weighted Average Life to Call (years)(2)(3)	20.89	6.51	4.48	3.00	2.19	1.78	1.25

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the Class A-4

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	0
October 2010	100	100	100	100	45	0	0
October 2011	100	100	100	100	45	0	0
October 2012	100	100	100	84	45	0	0
October 2013	100	100	99	62	37	0	0
October 2014	100	100	78	45	24	0	0
October 2015	100	100	62	33	16	0	0
October 2016	100	94	49	24	11	0	0
October 2017	100	80	38	17	7	0	0
October 2018	100	67	30	12	2	0	0
October 2019	100	56	23	9	0	0	0
October 2020	100	47	18	5	0	0	0
October 2021	100	39	14	1	0	0	0
October 2022	100	32	11	0	0	0	0
October 2023	100	27	8	0	0	0	0
October 2024	100	22	5	0	0	0	0
October 2025	100	17	2	0	0	0	0
October 2026	100	14	0	0	0	0	0
October 2027	100	11	0	0	0	0	0
October 2028	100	9	0	0	0	0	0
October 2029	100	6	0	0	0	0	0
October 2030	100	2	0	0	0	0	0
October 2031	89	0	0	0	0	0	0
October 2032	71	0	0	0	0	0	0
October 2033	51	0	0	0	0	0	0
October 2034	30	0	0	0	0	0	0
October 2035	5	0	0	0	0	0	0
October 2036	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	26.01	13.78	9.89	7.48	4.99	2.44	1.70
Weighted Average Life to Call (years)(2)(3)	25.48	11.67	8.20	6.16	3.96	2.44	1.70

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the Class M-1

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	85
October 2010	100	100	100	100	100	99	85
October 2011	100	100	82	59	100	99	64
October 2012	100	94	65	44	51	94	31
October 2013	100	80	51	32	19	57	7
October 2014	100	68	40	23	13	35	0
October 2015	100	58	32	17	8	17	0
October 2016	100	49	25	12	6	3	0
October 2017	100	41	20	9	0	0	0
October 2018	100	35	15	6	0	0	0
October 2019	100	29	12	3	0	0	0
October 2020	100	24	9	0	0	0	0
October 2021	100	20	7	0	0	0	0
October 2022	100	17	5	0	0	0	0
October 2023	100	14	1	0	0	0	0
October 2024	100	11	0	0	0	0	0
October 2025	99	9	0	0	0	0	0
October 2026	91	7	0	0	0	0	0
October 2027	83	6	0	0	0	0	0
October 2028	75	3	0	0	0	0	0
October 2029	65	0	0	0	0	0	0
October 2030	55	0	0	0	0	0	0
October 2031	46	0	0	0	0	0	0
October 2032	37	0	0	0	0	0	0
October 2033	26	0	0	0	0	0	0
October 2034	15	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.49	10.19	7.19	5.68	5.52	6.58	4.36
Weighted Average Life to Call (years)(2)(3)	23.22	9.15	6.38	5.05	5.02	2.92	2.08

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Percentages of Initial Certificate Principal Balance of the Class M-2

Certificates Outstanding(1) at the Following Percentages of the Prepayment

Assumption

Distribution Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
October 2008	100	100	100	100	100	100	100
October 2009	100	100	100	100	100	100	100
October 2010	100	100	100	100	100	100	100
October 2011	100	100	82	59	100	100	12
October 2012	100	94	65	44	28	18	6
October 2013	100	80	51	32	19	11	0
October 2014	100	68	41	23	13	7	0
October 2015	100	58	32	17	8	0	0
October 2016	100	49	25	12	6	0	0
October 2017	100	41	20	9	0	0	0
October 2018	100	35	15	6	0	0	0
October 2019	100	29	12	0	0	0	0
October 2020	100	24	9	0	0	0	0
October 2021	100	20	7	0	0	0	0
October 2022	100	17	4	0	0	0	0
October 2023	100	14	0	0	0	0	0
October 2024	100	11	0	0	0	0	0
October 2025	99	9	0	0	0	0	0
October 2026	91	7	0	0	0	0	0
October 2027	83	6	0	0	0	0	0
October 2028	75	0	0	0	0	0	0
October 2029	65	0	0	0	0	0	0
October 2030	55	0	0	0	0	0	0
October 2031	46	0	0	0	0	0	0
October 2032	37	0	0	0	0	0	0
October 2033	26	0	0	0	0	0	0
October 2034	15	0	0	0	0	0	0
October 2035	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.49	10.15	7.16	5.58	5.06	4.99	3.60
Weighted Average Life to Call (years)(2)(3)	23.23	9.15	6.38	4.98	4.58	2.92	2.09

(1)	Rounded to the nearest whole percentage
(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.
(3)	Calculated using the 10% optional clean-up call. Assumes that the servicer or the subservicers exercise the option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than 10% of the initial aggregate principal balance of the Certificates.

HSBC Home Equity Loan Trust (USA) Closed-End Home Equity Loan Asset-Backed Certificates, Series 2007-3 $738,700,000

Breakeven Losses

Static LIBOR

Class	CDR	Collateral Cum Loss
M-1	29.993%	19.678%
M-2	26.052%	18.093%

Forward LIBOR

Class	CDR	Collateral Cum Loss
M-1	30.989%	20.018%
M-2	26.924%	18.426%

Assumes:

1)	100% Prepayment Speed
2)	40% Loss Severity
3)	Triggers failing
4)	To call
5)	Breakeven Loss represents CDR which results in first dollar of principal loss
6)	12 mos. Recovery Lag
7)	No P&I Advanced